EXHIBIT 24(b) 11



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm in the Registration Statement, (Form N-
1A), and related Statement of Additional Information of Stratton Small-Cap Yield Fund, a series of The Stratton Funds, Inc. and to the inclusion of our report dated January 16, 1998 to the Shareholders and Board of Directors of The Stratton Funds, Inc.


TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 14, 1998

EXHIBIT 24(b) 11



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the reference to our firm in the Registration Statement, (Form N-
1A), and related Statement of Additional Information of Stratton Special Value Fund, a series of The Stratton Funds, Inc. and to the inclusion of our report dated January 16, 1998 to the Shareholders and Board of Directors of The Stratton Funds, Inc.


TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 14, 1998